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    As Filed with the Securities and Exchange Commission on December 15, 2005


                           Registration No. 333-115371

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                POPULAR ABS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  52-2029487
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                              103 SPRINGER BUILDING
                              3411 SILVERSIDE ROAD
                           WILMINGTON, DELAWARE 19810
                                 (302) 478-6160
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JAMES H. JENKINS
                                POPULAR ABS, INC.
                              103 SPRINGER BUILDING
                              3411 SILVERSIDE ROAD
                           WILMINGTON, DELAWARE 19810
                                 (302) 478-6160
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                            DAVID H. JOSEPH, ESQUIRE
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 ONE COMMERCE SQUARE
                           PHILADELPHIA, PA 19103-7098

Approximate date of commencement of proposed sale to the public:

FROM TIME TO TIME ON OR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

                               -----------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

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                                EXPLANATORY NOTE

         This Post-Effective Amendment to the Registration Statement is being filed solely to add the undertakings required under or related to Regulation AB and Item 512 of Regulation S-K in connection with the Securities Offering Reform rulemaking.


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ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (A)     to include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act of 1933, as amended
                                            (the "Act");

                                    (B)     to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of this Registration
                                            Statement (or the most recent
                                            post-effective amendment hereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in this Registration Statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than a 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective Registration
                                            Statement;

                                    (C)     to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in this Registration
                                            Statement or any material change to
                                            the information in this Registration
                                            Statement;

                  provided, however, that paragraphs (a)(1)(A), (a)(1)(B) and
                  (a)(1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

                  provided further, however, that paragraphs (a)(1)(A) and
                  (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is provided pursuant to Item 1100(c) of Regulation AB.

                           (2) That, for the purpose of determining any
                  liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
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                           (4) That, for the purpose of determining liability
                  under the Act to any purchaser:

                                    (A)     each prospectus filed by the
                                            Registrant pursuant to Rule
                                            424(b)(3) shall be deemed to be part
                                            of the Registration Statement as of
                                            the date the filed prospectus was
                                            deemed part of and included in the
                                            Registration Statement; and

                                    (B)     each prospectus required to be filed
                                            pursuant to Rule 424(b)(2), (b)(5),
                                            or (b)(7) as part of a Registration
                                            Statement in reliance on Rule 430B
                                            relating to an offering made
                                            pursuant to Rule 415(a)(1)(i),
                                            (vii), or (x) for the purpose of
                                            providing the information required
                                            by Section 10(a) of the Securities
                                            Act of 1933 shall be deemed to be
                                            part of and included in the
                                            Registration Statement as of the
                                            earlier of the date such form of
                                            prospectus is first used after
                                            effectiveness or the date of the
                                            first contract of sale of securities
                                            in the offering described in the
                                            prospectus. As provided in Rule
                                            430B, for liability purposes of the
                                            issuer and any person that is at
                                            that date an underwriter, such date
                                            shall be deemed to be a new
                                            effective date of the Registration
                                            Statement relating to the securities
                                            in the Registration Statement to
                                            which that prospectus relates, and
                                            the offering of such securities at
                                            that time shall be deemed to be the
                                            initial bona fide offering thereof;
                                            provided, however, that no statement
                                            made in a Registration Statement or
                                            prospectus that is part of the
                                            Registration Statement or made in a
                                            document incorporated or deemed
                                            incorporated by reference into the
                                            Registration Statement or prospectus
                                            that is part of the Registration
                                            Statement will, as to a purchaser
                                            with a time of contract of sale
                                            prior to such effective date,
                                            supersede or modify any statement
                                            that was made in the Registration
                                            Statement or prospectus that was
                                            part of the Registration Statement
                                            or made in any such document
                                            immediately prior to such effective
                                            date.

                           (5) That, for the purpose of determining liability of
                  the Registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                                    (A)     any preliminary prospectus or
                                            prospectus of the undersigned
                                            Registrant relating to the offering
                                            required to be filed pursuant to
                                            Rule 424;

                                    (B)     any free writing prospectus relating
                                            to the offering prepared by or on
                                            behalf of the undersigned Registrant
                                            or used or referred to by the
                                            undersigned Registrant;



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                                    (C)     the portion of any other free
                                            writing prospectus relating to the
                                            offering containing material
                                            information about the undersigned
                                            Registrant or its securities
                                            provided by or on behalf of the
                                            undersigned Registrant; and

                                    (D)     any other communication that is an
                                            offer in the offering made by the
                                            undersigned Registrant to the
                                            purchaser.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission that type of indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

         (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (1) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and (2) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlton, New Jersey on the 15th day of December, 2005.


                                                POPULAR ABS, INC.


                                                By: /Cameron E. Williams/
                                                    -----------------------
                                                    Cameron E. Williams
                                                    President and CEO


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


         SIGNATURES                                  TITLE                                     DATE
         ----------                                  -----                                     -----

/Cameron E. Williams/                       Director, President and CEO                 December 15, 2005
------------------------------              (Principal Executive Officer)
Cameron E. Williams


/Larry B. Kesler/                           Director                                    December 15, 2005
------------------------------
Larry B. Kesler


/Jorge A. Junquera/                         Director                                    December 15, 2005
------------------------------
Jorge A. Junquera


/James H. Jenkins/                          Executive Vice President,                   December 15, 2005
------------------------------              Treasurer, Assistant Secretary and CFO
James H. Jenkins                            (Principal Financial/Accounting Officer)

